EXHIBIT 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

           THIS EMPLOYMENT AGREEMENT (“Agreement”), is made and entered into effective as of October 1, 2011 (the “Effective Date”), by and between Circle Star Energy Corp., a Nevada corporation with a principal business address of 919 Milam Street, Suite 2300,  Houston, Texas, 77002 (the “Company”), and S. Jeffrey Johnson, a resident of Texas (the “Executive”).

The Company will employ the Executive as the Chief Executive Officer of the Company, and the Executive agrees that his employment with the Company is contingent upon the Executive’s agreement to the terms and conditions set forth herein.

           NOW THEREFORE, in consideration of the respective covenants and agreements of the parties herein contained, the receipt of which are hereby acknowledged, the parties, intending legally to be bound, hereby agree as follows:

           1.           Defined Terms. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the following meanings:

       1.1           “Board” means the Board of Directors of the Company, excluding the Executive in matters that would be reasonably considered to be a Related Party Transaction.

       1.2           “Compensation Committee” means the Compensation Committee established by the Board, if any.

       1.3           “EBITDA” means earnings before interest, taxes, depreciation and amortization.

       1.4           “Related Party Transaction” means a contract or transaction between the Company, or any affiliate of the Company, and the Executive or any affiliate or affiliated entity of the Executive.

       1.5           “Transaction” means a merger, acquisition, share sale, business sale, business combination or other transaction for the acquisition or disposal of any corporate entity, assets, property, group of assets or property interests, or any joint venture or strategic alliance in respect of any assets or group of assets, approved by the Board and, if applicable, the shareholders of the Company, where, in a single transaction, the consideration for or the value of such transaction, is equal to or greater than $100,000,000 in Transaction Value.

       1.6           “Transaction Value” means the aggregate amount of cash and the fair market value of any securities or other property paid, received or payable directly or indirectly by the Company, in connection with a consummated Transaction.

           2.          Term.  Except as otherwise provided in Section 6 hereof, the term of employment hereunder shall be the two-year period beginning on the Effective Date and ending on the second anniversary of the Effective Date (the “Employment Period”).

           3.          Duties of Executive. The Executive’s principal duties on behalf of the Company are and shall be to fulfill the obligations and duties of Chief Executive Officer, which are all of the duties customarily involved in such position.

           4.          Compensation and General Benefits. The Executive shall be compensated for his services under this Agreement as follows:

4.1	Salary. During the Employment Period and any extensions thereof, the Company shall pay the Executive a salary of not less $200,000 annually.

       4.2           Restricted Shares. The Executive shall be issued shares of common stock of the Company (each, a “Restricted Share”), upon satisfaction of the vesting conditions set forth below:

(i)	Restricted Share Issuance 1: 1,514,500 Restricted Shares payable and issued on the following schedule: 1/3 on March 1, 2012, 1/3 on June 1, 2012, 1/3 on September 1, 2012.

(ii)	Restricted Share Issuance 2: 1,514,500 Restricted Shares and payable and issued after satisfaction of the following conditions:

(1)	Daily trading volume of the Company’s common stock exceeds 300,000 for 20 of the last 30 days prior to issuance; and

(2)	EBITDA of the Company exceeds $4,000,000 during any four consecutive quarter periods during the term of this Agreement;

(iii)	Restricted Share Issuance 3: 3,029,000 Restricted Shares payable and issued after satisfaction of the following conditions:

(1)	Daily trading volume of the Company’s common stock exceeds 450,000 for 20 of the last 30 days prior to issuance; and

(2)	EBITDA of the Company exceeds $6,000,000 during any four consecutive quarter periods during the term of this Agreement;

(iv)	Restricted Share Issuance 4: 3,029,000 Restricted Shares payable and issued after the Company enters into a single Transaction which has a Transaction Value equal to or in excess of $100,000,000.

4.3           Unvested Restricted Share Issuance Rights. Upon termination of employment by the Company, the Executive’s right to any unvested Restricted Shares shall terminate and be null and void twelve (12) months following such termination.  The Executive’s rights to any unvested Restricted Shares, except the Restricted Shares issuable under Section 4.2(i), shall terminate immediately and be null and void upon termination of employment by the Executive.

4.4           Transferability. The Restricted Shares may not be sold, assigned, transferred or pledged, other than by will or the laws of descent and distribution, and any such attempted transfer shall be void.  The Restricted Shares and underlying shares of common stock of the Company (the “Common Shares”) have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any states securities laws. Any Common Shares that are issued upon vesting of the Restricted Shares are restricted securities as defined in Rule 144(a)(3) of the U.S. Securities Act and will bear a legend in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE CORPORATION.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.”

In the event the Company proposes for any reason to register any of its shares of common stock or other securities under the U.S. Securities Act, the Executive shall have the Restricted Shares included in such registration.

4.5           Gross-Up Payment.  The Company shall provide a tax gross-up payment to the Executive payable in Common Shares upon the issuance of Restricted Shares to cover a portion of the federal and applicable state income taxes applicable to the Common Shares such that the net amount received by the Executive after all federal and state income taxes applicable to the Common Shares is equal to the net amount the Executive would have received after income taxes if the Common Shares were instead subject to federal and applicable state long-term capital gain taxes; provided that the total number of Common Shares issued as a tax gross-up payment shall not exceed 25% of the number of Restricted Shares issued.

4.6           Vacation. During each twelve (12) month period during which the Executive is employed by the Company pursuant to this Agreement, the Executive shall be entitled to four weeks of paid vacation, prorated during the course of the employment. Any unused vacation time shall accrue and be carried over into the next twelve month period.

    5.           Termination of Employment.  The employment of the Executive under this Agreement may be terminated with or without cause by either party with 30 days written notice.

    6.           Notice of Termination. Any notice of termination of the Executive’s employment under this Agreement shall be communicated in writing and delivered to the other party as provided in Section 10.

    7.           Severance Conditions Upon Termination of Employment Relationship. Upon termination of employment by the Company, the Executive shall receive 90 days severance at the current salary upon such termination.

    8.           Confidentiality. The Executive covenants and agrees that he shall keep and maintain confidential information strictly confidential in accordance with applicable law.

    9.           Indemnification.  The Company shall indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, charges, and expenses incurred or sustained by the Executive in connection with any action, suit, or proceeding to which the Executive may be made a party by reason of being an officer, director, or employee of the Company or of any subsidiary or affiliate of the Company.  The Company shall use commercially reasonable efforts to provide, at its expense, directors’ and officers’ liability insurance for executives of the Company, including the Executive.

   10.           Notices. All notices hereunder shall be in writing and shall be deemed given if hand-delivered or deposited with a nationally recognized overnight delivery service such as FedEx for next Business Day delivery, or in the mail, postage prepaid, registered or certified with a return receipt requested, and addressed as follows:

If to Executive: S. Jeffrey Johnson ________________________ ________________________

If to Company: Circle Star Energy Corp. 919 Milam Street, Suite 2300 Houston, Texas 77002

or to such other addresses as the parties hereto may designate by written notice pursuant to this paragraph.

   11.           Amendment. This Agreement may be amended or modified only by an agreement in writing signed by the Company and the Executive.

   12.           Entire Agreement. This Agreement is complete, and all promises, representations, understandings, warranties, and agreements with reference to the subject matter herein have been fully and finally expressed herein; and this Agreement supersedes any and all prior agreements with respect to the subject matter hereof.

   13.           Governing Law. This Agreement shall be construed according to and governed by the laws of the State of Texas.

IN WITNESS WHEREOF, the parties hereto or their duly authorized representatives have caused this Agreement to be executed as of the date first above written.

CIRCLE STAR ENERGY CORP.

By: _______________________________ Name: _____________________________ Title: ______________________________
EXECUTIVE
___________________________________ S. Jeffrey Johnson